Exhibit 5.1

Mayer Brown LLP 1999 K Street, N.W. Washington, DC 2006-1101 United States of America T: +1 202 263 3000 F: +1 202 263 3300 mayerbrown.com

August 14, 2026

Howard Hughes Holdings Inc.
9950 Woodloch Forest Drive
Suite 1100
The Woodlands, Texas 77380

Re:	Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have represented Howard Hughes Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the following securities of the Company:

(i) senior debt securities (the “Company Senior Debt Securities”) and subordinated debt securities (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

(ii) shares of preferred stock, including shares issued (a) upon conversion of the Company Debt Securities or (b) pursuant to Company Purchase Contracts (as defined below) or Company Units (as defined below), of the Company, par value $1.00 per share (the “Company Preferred Stock”);

(iii) shares of common stock, including shares issued (a) upon conversion of the Company Debt Securities or Company Preferred Stock or (b) pursuant to Company Purchase Contracts (as defined below) or Company Units (as defined below), of the Company, par value $0.001 per share (the “Company Common Stock”);

(iv) depositary shares representing a fractional share or multiple shares of Company Preferred Stock evidenced by depositary receipts, including shares issued pursuant to Company Purchase Contracts (as defined below) or Company Units (as defined below) (the “Company Depositary Shares”);

(v) warrants to purchase Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Depositary Shares or any combination of them (the “Company Warrants”);

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
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August 14, 2026

(vi) purchase contracts representing the Company’s obligation to sell or purchase Company Common Stock, Company Preferred Stock or Company Depositary Shares (the “Company Purchase Contracts”); and

(vii) purchase units consisting of one or more Company Purchase Contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase Company Common Stock, Company Preferred Stock or Company Depositary Shares (the “Company Purchase Units”).

All such securities of the Company registered under the Registration Statement are collectively referred to herein as the “Securities.”

The Company Senior Debt Securities are to be issued under an indenture to be entered into by and between the Company and the bank or trust company identified in such indenture as the trustee with respect to the Company Senior Debt Securities (the “Company Senior Debt Indenture”). The Company Subordinated Debt Securities are to be issued under an indenture to be entered into by and between the Company and the bank or trust company identified in such indenture as the trustee with respect to the Company Subordinated Debt Securities (the “Company Subordinated Debt Indenture” and, together with the Company Senior Debt Indenture, the “Company Indentures”).

The Company Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Company Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Company Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Company Units are to be issued under purchase unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Purchase Unit Agreement”).

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the “Corporate Proceedings”).

In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms.

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August 14, 2026

The Registration Statement became effective upon filing with the Commission and we assume that the Registration Statement will remain effective under the Act at the time of the offering, issuance and sale any Securities. We have also assumed that (i) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (ii) all Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iii) prior to the issuance of any Company Debt Securities, the applicable Company Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (iv) prior to the issuance of a series of Company Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Company Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (v) each of the Depositary Agreements, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements, as the case may be, and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the applicable Company Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Company Indentures, are referred to collectively as the “Operative Agreements”), and (vi) the execution, delivery and performance of the applicable Operative Agreements and the applicable Company Securities and issuance of the applicable Company Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that:

1.            Upon the completion of the Corporate Proceedings relating to a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Company Security in accordance with its terms) and the due execution, authentication, issuance and delivery of the Company Debt Securities in accordance with the Company Indenture under which they are to be issued and when payment therefor is received, including, if applicable, upon exercise, exchange or conversion of any Company Security in accordance with its terms, such Company Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, public policy considerations and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

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August 14, 2026

2.            Upon the completion of the Corporate Proceedings relating to a series of Company Preferred Stock, and the due execution, countersignature and delivery of the Company Preferred Stock of such series against payment therefor, including if applicable, upon exercise or conversion of any Company Security in accordance with its terms, the Company Preferred Stock of such series will be duly authorized, legally issued, fully paid and nonassessable;

3.            Upon the completion of the Corporate Proceedings relating to the Company Common Stock and the due execution, countersignature and delivery of the Common Stock against payment therefor, including if applicable, upon exercise, exchange or conversion of any Company Security in accordance with its terms, such shares of Company Common Stock, will be duly authorized, legally issued, fully paid and nonassessable;

4.            Upon the completion of the Corporate Proceedings with respect thereto, when Company Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against payment therefore and the deposit of duly authorized, legally issued, fully paid and nonassessable shares of Company Preferred Stock, such Company Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement;

5.            Upon the completion of the Corporate Proceedings relating to the Company Warrants and the due execution, countersignature and delivery of the Company Warrants against payment therefor, if applicable, such Company Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, public policy considerations and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

6.            Upon the completion of the Corporate Proceedings with respect thereto, when any Company Purchase Contracts have been duly authorized, executed and delivered by Company against payments therefor, if applicable, such Company Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, public policy considerations and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

7.            Upon the completion of the Corporate Proceedings with respect thereto, when any Company Units have been duly authorized, issued and delivered by the Company against payment therefore, if applicable, the Company Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, public policy considerations and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Mayer Brown LLP

August 14, 2026

We are admitted to practice law in the State of New York and we express no opinions as to matters under or involving any laws other than the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

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